Ex. 99.28(g)(1)(xxx)

Amendment to

Master Global Custody Agreement Between

the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (the “Agreement”), is by and among JNL Series Trust and JNL Investors Series Trust (each individually a “Trust” and together, the “Trusts”) and JNL Variable Fund LLC (the “Fund”) and JPMorgan Chase Bank, N.A. (the “Custodian”).

Whereas, the Custodian and the Trusts and Fund (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Trust and the Fund.

Whereas, the Boards of Trustees of the Trusts and the Board of Managers of the Fund (together, the “Board”) has approved (i) redomiciliation of certain funds (each, formerly, a fund of Jackson Variable Series Trust or a fund of JNL Variable Fund LLC) each into a new fund of JNL Series Trust (“Redomiciliations/New Funds”), (ii) mergers for certain funds of JNL Series Trust (“Fund Mergers”), and (iii) fund name changes for certain funds of JNL Series Trust (“Fund Name Changes”), as outlined below, effective April 27, 2020:

Redomiciliations/New Funds

Each, formerly, a fund of Jackson Variable Series Trust:

1)	JNL Conservative Allocation Fund;
2)	JNL Moderate Allocation Fund;
3)	JNL iShares Tactical Moderate Fund;
4)	JNL iShares Tactical Moderate Growth Fund;
5)	JNL iShares Tactical Growth Fund;
6)	JNL/Mellon Equity Income Fund;
7)	JNL/American Funds® Global Growth Fund;
8)	JNL/American Funds® Growth Fund;
9)	JNL/PIMCO Investment Grade Credit Bond Fund;
10)	JNL/WCM Focused International Equity Fund.

Each, formerly, a fund of JNL Variable Fund LLC:

1)	JNL/Mellon DowSM Index Fund;
2)	JNL/Mellon Communication Services Sector Fund;
3)	JNL/Mellon Consumer Discretionary Sector Fund;
4)	JNL/Mellon Energy Sector Fund;
5)	JNL/Mellon Financial Sector Fund;
6)	JNL/Mellon Healthcare Sector Fund; and
7)	JNL/Mellon Information Technology Sector Fund.

Fund Mergers

1)	JNL/FPA + DoubleLine® Flexible Allocation Fund;
2)	JNL/Franklin Templeton Global Fund;
3)	JNL/Invesco China-India Fund;
4)	JNL/Mellon S&P 1500 Growth Index Fund;
5)	JNL/Mellon S&P 1500 Value Index Fund;
6)	JNL Institutional Alt 25 Fund;
7)	JNL Institutional Alt 50 Fund;
8)	JNL/Scout Unconstrained Bond Fund; and
9)	JNL/S&P Mid 3 Fund.

Fund Name Changes

1)	JNL/American Funds® Global Bond Fund change to JNL/American Funds® Capital World Bond Fund;

2)	JNL/Franklin Templeton Mutual Shares Fund change to JNL/JPMorgan Growth & Income Fund (in connection with an investment sub-adviser replacement, as approved by the Board, this fund will change custodians and, therefore, this fund will be removed from this Agreement);

3)	JNL/S&P 4 Fund change to JNL/Goldman Sachs 4 Fund;
4)	JNL/S&P Competitive Advantage Fund change to JNL/Goldman Sachs Competitive Advantage Fund;
5)	JNL/S&P Dividend Income & Growth Fund change to JNL/Goldman Sachs Dividend Income & Growth Fund;
6)	JNL/S&P International 5 Fund change to JNL/Goldman Sachs International 5 Fund;
7)	JNL/S&P Intrinsic Value Fund change to JNL/Goldman Sachs Intrinsic Value Fund;
8)	JNL/S&P Managed Aggressive Growth Fund change to JNL/Goldman Sachs Managed Aggressive Growth Fund;
9)	JNL/S&P Managed Conservative Fund change to JNL/Goldman Sachs Managed Conservative Fund;
10)	JNL/S&P Managed Growth Fund change to JNL/Goldman Sachs Managed Growth Fund;
11)	JNL/S&P Managed Moderate Fund change to JNL/Goldman Sachs Managed Moderate Fund;
12)	JNL/S&P Managed Moderate Growth Fund change to JNL/Goldman Sachs Managed Moderate Growth Fund; and
13)	JNL/S&P Total Yield Fund change to JNL/Goldman Sachs Total Yield Fund.

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Schedule A, to remove JNL Variable Fund LLC as a party, effective April 27, 2020; and to amend Schedule A of the Agreement to add each new fund, to remove the merged funds, and to update the names of certain funds, effective April 27, 2020.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	JNL Variable Fund LLC is hereby removed as a party to the Agreement, effective April 27, 2020.

2)	Schedule A of the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2020, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each Trust, the Fund, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, the Fund, or the Custodian to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed, effective April 27, 2020.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC		JPMorgan Chase Bank, National Association

By:	/s/ Kristen K. Leeman	By:	/s/ Carl Mehldau
Name:	Kristen K. Leeman	Name:	Carl Mehldau
Title:	Assistant Secretary	Title:	Vice President

Schedule A

List of funds as of April 27, 2020

JNL Investors Series Trust Funds
JNL Government Money Market Fund
JNL Securities Lending Collateral Fund

JNL Series Trust Funds
JNL/American Funds® Balanced Fund
JNL/American Funds® Blue Chip Income and Growth Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL Moderate Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Advantage International Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/First State Global Infrastructure Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Growth Allocation Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Goldman Sachs 4 Fund
JNL/Goldman Sachs Competitive Advantage Fund
JNL/Goldman Sachs Dividend Income & Growth Fund
JNL/Goldman Sachs International 5 Fund
JNL/Goldman Sachs Intrinsic Value Fund
JNL/Goldman Sachs Managed Aggressive Growth Fund
JNL/Goldman Sachs Managed Conservative Fund
JNL/Goldman Sachs Managed Growth Fund
JNL/Goldman Sachs Managed Moderate Fund
JNL/Goldman Sachs Managed Moderate Growth Fund
JNL/Goldman Sachs Total Yield Fund
JNL/Heitman U.S. Focused Real Estate Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
A-1

JNL Series Trust Funds
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Equity Income Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Index 5 Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund
JNL/Mellon International Index Fund
JNL/Mellon Materials Sector Fund
JNL/Mellon MSCI KLD 400 Social Index Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Morningstar Wide Moat Index Fund
JNL S&P 500 Index Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/WMC Balanced Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/WCM Focused International Equity Fund
JNL/Vanguard Capital Growth Fund
JNL/Vanguard Equity Income Fund
JNL/Vanguard Global Bond Market Index Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard International Fund
JNL/Vanguard International Stock Market Index Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund
JNL/Vanguard Small Company Growth Fund
JNL/Vanguard U.S. Stock Market Index Fund

A-2